UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 21, 2021

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).          Emerging growth company     Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On December 21, 2021, the Board of Directors of Nuvera Communications, Inc.  (“Nuvera” or the “Company”) adopted a new Section 7.6 to its Bylaws, effective immediately. A copy of Section 7.6 is filed as Exhibit 3.2. to this Form 8-K.

In 2018, the State of Minnesota added Section 302A.191 to the Minnesota Business Corporation Act (“ MBCA”). Section 302A.191 explicitly authorizes a Minnesota corporation to include a provision in its articles of incorporation or bylaws making any or all of the courts in the State of Minnesota (subject to jurisdictional requirements) the exclusive forum for internal corporate claims. Section 302A.191 defines “internal corporate claim,” as any

●         claim that is based upon a violation of a duty under the laws of the state of Minnesota by a current or former director, officer or shareholder in such capacity;

●         derivative action or proceeding brought on behalf of the corporation; or

●         action asserting a claim arising under any provision of the MBCA or the corporation’s articles or bylaws.

Pursuant to the statutory authority in MBCA Section 302A.191, Nuvera Bylaw Section 7.6 establishes federal courts (where jurisdiction exists) and state courts located in Hennepin County, Minnesota as the exclusive for Nuvera internal corporate claims.

Section 9 - Financial Statements and Exhibits

d) Exhibits   Description

Exhibit	Description
Exhibit 3.2	Nuvera Communications, Inc. Bylaw Section 7.6.Exclusive Forum for Internal Corporate Claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2021	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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